Exhibit 23.6



                   [KEEFE, BRUYETTE & WOODS, INC. LETTERHEAD]


                                 March 24, 2000




         We hereby consent to the use of our opinion letter to the Board of Directors of MECH Financial, Inc. ("MECH") to be included as an exhibit in the Form S-4 Registration Statement filed by Webster Financial Corp. ("Webster") in connection with the proposed merger between Webster and MECH, and to all references to our firm in such Registration Statement. In giving such consent we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for the purposes of, the Securities Act of 1933,as amended and the rules and regulations promulgated thereunder.



                                                  KEEFE, BRUYETTE & WOODS, INC.



                                                  By: /s/ Frederick W. Wassmundt
                                                      --------------------------
                                                     Name:Frederick W. Wassmundt
                                                     Title: Vice President